UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2026

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Severance and Change in Control Plan and Hider Offer Letter Amendment

On May 4, 2026, the Compensation and Human Capital Committee of the Board of Directors (the “Board”) of Baxter International Inc. (the “Company”) approved the Baxter International Inc. Executive Severance and Change in Control Plan (the “Severance Plan”), effective as of May 4, 2026 (the “Effective Date”). The Severance Plan supersedes the Baxter International Inc. Executive Severance Plan (the “Prior Severance Plan”) and any executive with an existing standalone Change in Control Agreement as of the Effective Date will (i) be governed by that existing agreement in the event of a change in control (“CIC”), but will receive the greater of the benefits set forth in the existing Change in Control Agreement and the benefits described in the Plan, and (ii) remain eligible for the regular severance benefits provided under the Severance Plan.

Participants in the Severance Plan generally consist of employees of the Company at the level of Vice President and above, including the Company’s Interim Chief Financial Officer (“Interim CFO”), Chief Accounting Officer and Controller, Anita Zielinski, and each currently employed named executive officer other than the Company’s Chief Executive Officer, Andrew Hider, whose severance entitlements are governed by the previously disclosed terms of his offer letter, dated July 7, 2025. In connection with approval of the Severance Plan, the independent directors of the Board approved an amendment to Mr. Hider’s offer letter (the “Hider Offer Letter Amendment”) to increase the lump-sum cash payment for the monthly employer cost of applicable group medical, dental or vision coverage, payable in the context of a non-CIC qualifying termination, from 18 months to 24 months.

The Severance Plan maintains the current level of non-CIC severance benefits for previously covered participants in the Prior Severance Plan but expands the definition of “Qualifying Termination” to include resignations for “Good Reason,” in addition to a termination by the Company without “Cause.” It also clarifies that the elimination of a participant’s position due to a reduction-in-force or corporate restructuring constitutes a Qualifying Termination.

The Severance Plan establishes a tiered structure of severance benefits in the event of a Qualifying Termination, with enhanced protections in connection with a termination within 24 months following a CIC (generally, a change in ownership, effective control, or asset sale, as defined in the Severance Plan) (a “CIC Termination”). For Ms. Zielinski and the Company’s currently employed named executive officers, other than Mr. Hider, severance benefits in the event of a Qualifying Termination other than a CIC Termination consist of (i) cash payments equal to 1.5x the aggregate amount of the executive’s annual base salary and target annual incentive for the year in which termination occurs, payable over 18 months; provided, that for Ms. Zielinski, such multiplier will be reduced to 1.0x when she ceases serving as Interim CFO; (ii) a lump-sum cash payment equivalent to 18 months of the employer portion of continued medical, dental and vision coverage (if enrolled at the time of termination) (or for Ms. Zielinski, 12 months when she ceases serving as Interim CFO); (iii) up to 18 months of outplacement assistance (or, at the Company’s discretion, a lump sum cash payment not to exceed $35,000) (or for Ms. Zielinski, 12 months or $20,000 when she ceases serving as Interim CFO); and (iv) with respect to Qualifying Terminations that occur on or after February 1st of a bonus performance year, a prorated annual incentive for the year in which the termination occurs, based on actual Company performance and target performance with respect to any portion that is based on individual performance (a “Prorated Bonus”).

For Ms. Zielinski and the Company’s currently employed named executive officers, other than Mr. Hider, severance benefits in the event of a CIC Termination consist of (i) a lump sum cash payment equal to 2.0x the aggregate amount of the executive’s annual base salary and target annual incentive for the year in which termination occurs; provided that for Ms. Zielinski, such multiplier will be reduced to 1.5x when she ceases serving as Interim CFO; (ii) a lump-sum cash payment equivalent to 24 months of the employer portion of continued medical, dental and vision coverage (if enrolled at the time of termination) (or for Ms. Zielinski, 18 months when she ceases serving as Interim CFO); (iii) up to 24 months of outplacement assistance (or, at the Company’s discretion, a lump sum cash payment not to exceed $50,000) (or for Ms. Zielinski, 18 months and $35,000, respectively when she ceases serving as Interim CFO); and (iv) a Prorated Bonus.

Participants are required to execute a release of claims and comply with restrictive covenants (such as non-compete, non-solicit, and confidentiality obligations) as a condition to receiving benefits under the Severance Plan. There are no excise tax gross-ups under the Severance Plan.

The foregoing summary of the Severance Plan and the Hider Offer Letter Amendment are qualified in their entirety by reference to the full text of the Severance Plan and the Hider Offer Letter Amendment, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Second Amended and Restated 2021 Incentive Plan

As described in Item 5.07 of this Current Report on Form 8-K, on May 5, 2026, the Company held its 2026 annual meeting of stockholders (the “2026 Annual Meeting”), at which the Company’s stockholders approved the Baxter International Inc. Second Amended and Restated 2021 Incentive Plan (the “Amended Incentive Plan”) to increase the aggregate number of shares of common stock of the Company reserved for issuance under the Amended Incentive Plan by an additional 20,000,000 shares. For additional information regarding the Amended Incentive Plan, see “Proposal 4: Approval of the Baxter International Inc. Second Amended and Restated 2021 Incentive Plan” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 23, 2026.

The foregoing description of the Amended Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the Amended Incentive Plan, a copy of which is filed as Exhibit 10.3 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As described under Item 5.07 of this Current Report on Form 8-K, at the 2026 Annual Meeting, the stockholders of the Company approved an amendment of the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to reduce the required minimum number of directors to seven with no stated maximum limit. On May 5, 2026, the Company filed the Charter Amendment to effect these changes.

In addition, the Board approved a corresponding amendment and restatement of the Company’s Amended and Restated Bylaws (the “Amended Bylaws”) reflecting that the number of directors on the Board shall not be less than seven nor more than twelve, with such Amended Bylaws becoming effective upon the approval of the Charter Amendment by the stockholders and the filing of the Charter Amendment.

The foregoing description of the Charter Amendment and Amended Bylaws is qualified in its entirety by reference to the text of the Amended Charter and Amended Bylaws, copies of which are attached hereto as Exhibit 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 5, 2026, the Company held its 2026 Annual Meeting. Of the 516,252,514 shares outstanding and entitled to vote, 483,423,846 shares were represented at the meeting, constituting a quorum of approximately 93%. The following is a summary of the matters voted on at the 2026 Annual Meeting.

(a) The nine nominees for director were elected as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
William A. Ampofo II	438,389,110	2,195,357	282,944	42,556,435
Jeffrey A. Craig	435,695,942	4,836,957	334,512	42,556,435
Andrew P. Hider	438,754,124	1,773,327	339,960	42,556,435
Michael R. McDonnell	438,799,149	1,737,319	330,943	42,556,435
Patricia B. Morrison	437,754,941	2,865,165	247,305	42,556,435
Nancy M. Schlichting	431,775,818	8,824,196	267,397	42,556,435
Brent Shafer	430,536,987	10,050,968	279,456	42,556,435
Amy A. Wendell	435,678,197	4,928,350	260,864	42,556,435
David S. Wilkes, M.D.	437,972,952	2,561,231	333,228	42,556,435

(b) By the following vote, stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers for 2025:

For	Against	Abstain	Broker Non-Votes
401,367,909	38,914,808	584,694	42,556,435

(c) By the following vote, stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026:

For	Against	Abstain
469,181,199	13,861,016	381,631

(d) By the following vote, stockholders approved the Amended Incentive Plan (as described in Item 5.02 of this Current Report on Form 8-K):

For	Against	Abstain	Broker Non-Votes
362,762,566	77,492,842	611,973	42,556,435

(e) By the following vote, stockholders holding a majority of outstanding shares approved the Charter Amendment (as described in Item 5.03 of this Current Report on Form 8-K):

For	Against	Abstain	Broker Non-Votes
464,709,445	16,987,608	1,726,793	42,556,435

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits

3.1	Amendment to Amended and Restated Certificate of Incorporation of Baxter International Inc.

3.2	Amended and Restated Bylaws of Baxter International Inc.

10.1	Baxter International Inc. Executive Severance and Change in Control Plan.

10.2	Amendment to Andrew Hider Offer Letter, dated May 7, 2026.

10.3	Baxter International Inc. Second Amended and Restated 2021 Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.

Date: May 8, 2026	By:	/s/ Ellen K. Bradford
	Name:	Ellen K. Bradford
	Title:	Senior Vice President and Corporate Secretary